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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2003

                            SCS TRANSPORTATION, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                  0-49983                      48-1229851
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)

4435 Main Street, Suite 930, Kansas City, Missouri                      64111
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      (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (816) 960-3664

                                   No Changes.
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         (Former name or former address, if changed since last report.)

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Item 5. Other Events

SCS Transportation, Inc. (NASDAQ: SCST) entered into an amendment to its Agented Revolving Credit Agreement (the Credit Agreement) with Bank of Oklahoma, N.A., as agent.

Major provisions of the amendment:

     - Increases the size of the unsecured Credit Agreement from $50 million to $75 million which will enable SCST to increase its capacity for letters of credit in support of self-insured retentions for casualty and workers' compensation claims without diminishing its borrowing availability. The Company plans to replace approximately $15 million of insurance-related collateral that has previously been provided by the Company's former parent corporation. The Company anticipates the future cost of letters of credit will be less under the amended Credit Agreement than it would have been under the cost reimbursement arrangement with its former parent corporation. The interest rate under the Credit Agreement is based on LIBOR or prime at the Company's option, plus an applicable spread, in certain circumstances;

     - The amended Credit Agreement remains unsecured with the availability limited to SCST's Qualified Receivables (as defined in the Credit Agreement) and at November 14, 2003 the entire $75 million was available based on SCST's Qualified Receivables at October 31, 2003;

     - Adjusts the performance-based interest rate schedule such that the Company expects to achieve more favorable borrowing costs sooner than under the original agreement and it provides the opportunity for lower borrowing costs than were available under the original Credit Agreement;

     - Extends the maturity of the Credit Agreement by one year from September 2005 to September 2006; and

     - Required financial covenants remain unchanged from the original Credit Agreement.

Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements in this release. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers; governmental regulations, including but not limited to Hours of Service, engine emissions and Homeland Security; cost and availability of fuel; inclement weather; competitive initiatives and pricing pressures; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in other filings with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(c)      Exhibits

The following exhibit is filed herewith:

         Exhibit No.       Description

         10.1 Amendment One to Agented Revolving Credit Agreement dated as of November 14, 2003, among SCS Transportation, Inc. and Bank of Oklahoma, N.A., U.S. Bank National Association, Bank One, NA, and Harris Trust and Savings Bank, and Bank of Oklahoma, N.A., as agent for the Banks.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    SCS TRANSPORTATION, INC.
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                                                        (Registrant)

Date: November 17, 2003                         By: /s/ James J. Bellinghausen
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                                                    James J. Bellinghausen
                                                 Vice President of Finance and
                                                    Chief Financial Officer

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                                  EXHIBIT INDEX

         Exhibit No.       Description

         10.1 Amendment One to Agented Revolving Credit Agreement dated as of November 14, 2003, among SCS Transportation, Inc. and Bank of Oklahoma, N.A., U.S. Bank National Association, Bank One, NA, and Harris Trust and Savings Bank, and Bank of Oklahoma, N.A., as agent for the Banks.